EXHIBIT 10.23

                        ASSIGNMENT AND TRANSFER OF NOTES
                             AND SECURITY DOCUMENTS


         This Assignment and Transfer of Notes and Security Documents ("Assignment") dated February 26, 2002 is executed by AURA SYSTEMS, INC., a Delaware corporation ("Company") and INFINITY INVESTORS LIMITED, a Nevis West Indies corporation ("IIL"), GLACIER CAPITAL LIMITED, a Nevis West Indies corporation ("Glacier"), SUMMIT CAPITAL LIMITED, a Nevis West Indies corporation ("Summit") and GLOBAL GROWTH LIMITED, a Nevis West Indies corporation ("Global") and HW Partners, LP ("HP") (collectively referred to herein as the "Assignors") in favor of LAWRENCE A. DIAMANT as Agent for various investors ("Agent" or "Assignee").

                                R E C I T A L S:

         WHEREAS, IIL is the owner and holder of the 8% Secured Note dated February 22, 2000 issued by Company in the principal amount of $10,411,928 (the "IIL Note").

         WHEREAS, Glacier is the owner and holder of the 8% Secured Note dated February 22, 2000 issued by Company in the principal amount of $838,680 (the "Glacier Note").

         WHEREAS, Summit is the owner and holder of the 8% Secured Note dated February 22, 2000 issued by Company in the principal amount of $410,712 (the "Summit Note").

         WHEREAS, Global is the owner and holder of the 8% Secured Note dated February 22, 2000 issued by Company in the principal amount of $838,680 (the "Global Note").

         WHEREAS, the Notes are secured by the security agreement and guaranty (collectively, the "Security Documents") described on Schedule A attached hereto.

         WHEREAS, Assignee desires to receive a transfer and assignment of the Notes and Security Documents from Assignors in exchange for Assignee delivering the Purchase Price (as defined below).

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed hereby, Assignor agrees in favor of Assignee as follows:

1.       Assignment and Purchase Price.

         a. IIL hereby GRANTS, CONVEYS, TRANSFERS and ASSIGNS to Assignee the IIL Note, the Security Documents, and all of IIL's right, title and interest thereto, together with all other liens, security interests, financing statements, security agreements, guaranties, covenants, agreements, assignments, rights, benefits and privileges in any way belonging or to accrue to the benefit of IIL, in respect of the IIL Note and the Security Documents and any indebtedness now or hereafter evidenced thereby or any security therefor and all of those Company's Variable Interest Rate Convertible Notes due September 30, 1998 and security therefor held by Assignor and exchanged for the IIL Note (together, the "IIL Note, Security Documents and Related Rights") .

         b. Glacier hereby GRANTS, CONVEYS, TRANSFERS and ASSIGNS to Assignee the Glacier Note, the Security Documents, and all of Glacier's right, title and interest thereto, together with all other liens, security interests, financing statements, security agreements, guaranties, covenants, agreements, assignments, rights, benefits and privileges in any way belonging or to accrue to the benefit of Glacier, in respect of the Glacier Note and the Security Documents and any indebtedness now or hereafter evidenced thereby or any security therefor and all of those Company's Variable Interest Rate Convertible Notes due September 30, 1998 and security therefor held by Assignor and exchanged for the Glacier Note (together, the "Glacier Note, Security Documents and Related Rights").

         c. Summit hereby GRANTS, CONVEYS, TRANSFERS and ASSIGNS to Assignee the Summit Note, the Security Documents, and all of Summit's right, title and interest thereto, together with all other liens, security interests, financing statements, security agreements, guaranties, covenants, agreements, assignments, rights, benefits and privileges in any way belonging or to accrue to the benefit of Summit, in respect of the Summit Note and the Security Documents and any indebtedness now or hereafter evidenced thereby or any security therefor and all of those Company's Variable Interest Rate Convertible Notes due September 30, 1998 and security therefor held by Assignor and exchanged for the Summit Note (together, the "Summit Note, Security Documents and Related Rights")

         d. Global hereby GRANTS, CONVEYS, TRANSFERS and ASSIGNS to Assignee the Global Note, the Security Documents, and all of Global's right, title and interest thereto, together with all other liens, security interests, financing statements, security agreements, guaranties, covenants, agreements, assignments, rights, benefits and privileges in any way belonging or to accrue to the benefit of Global, in respect of the Global Note and the Security Documents and any indebtedness now or hereafter evidenced thereby or any security therefor and all of those Company's Variable Interest Rate Convertible Notes due September 30, 1998 and security therefor held by Assignor and exchanged for the Global Note (together, the "Global Note, Security Documents and Related Rights")

          e. Assignee shall pay to Assignors as the purchase price for the Notes and Security Documents Five Million Five Hundred Thousand Dollars ($5,500,000) plus all accrued and unpaid interest as set forth in section 3 hereof (the "Purchase Price"). The Purchase Price shall be paid by wire transfer to the account set forth on Exhibit A (the "Escrow Account") attached hereto and shall be dispersed to each Assignor pro rata pursuant to the escrow instructions for the Escrow Account.



2.       Representations and Warranties of Assignors.

          a. IIL. This Assignment is made WITHOUT RECOURSE TO ASSIGNOR AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, any such warranty being expressly disclaimed by IIL and waived by Assignee, except that IIL represents and warrants to Assignee as follows:

               (i) IIL is the owner and holder of the IIL Note, Security Documents and Related Rights;

               (ii) IIL has the right and authority to transfer the IIL Note, the Security Documents and Related Rights; and

               (iii) IIL has not previously sold, transferred, encumbered or assigned any of its right, title or interest in the IIL Note, Security Documents or Related Rights to any other person or entity.

          b. Glacier. This Assignment is made WITHOUT RECOURSE TO ASSIGNOR AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, any such warranty being expressly disclaimed by Glacier and waived by Assignee, except that Glacier represents and warrants to Assignee as follows:

               (i) Glacier is the owner and holder of the Glacier Note, Security Documents and Related Rights;

               (ii) Glacier has the right and corporate authority to transfer the Glacier Note, the Security Documents and Related Rights; and

               (iii) Glacier has not previously sold, transferred or assigned its right, title or interest in the Glacier Note or Security Documents and Related Rights to any other person or entity.

          c. Summit. This Assignment is made WITHOUT RECOURSE TO ASSIGNOR AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, any such warranty being expressly disclaimed by Summit and waived by Assignee, except that Summit represents and warrants to Assignee as follows:

               (i) Summit is the owner and holder of the Summit Note, Security Documents and Related Rights;

               (ii) Summit has the right and corporate authority to transfer the Summit Note, the Security Documents and Related Rights; and

               (iii) Summit has not previously sold, transferred or assigned its right, title or interest in the Summit Note or Security Documents and Related Rights to any other person or entity.

          d. Global. This Assignment is made WITHOUT RECOURSE TO ASSIGNOR AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, any such warranty being expressly disclaimed by Global and waived by Assignee, except that Global represents and warrants to Assignee as follows:

               (i) Global is the owner and holder of the Global Note, Security Documents and Related Rights;

               (ii) Global has the right and corporate authority to transfer the Global Note, the Security Documents and Related Rights; and

               (iii) Global has not previously sold, transferred or assigned its right, title or interest in the Global Note or Security Documents and Related Rights to any other person or entity.

          e. HP. This Assignment is made WITHOUT RECOURSE TO ASSIGNOR AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, any such warranty being expressly disclaimed by HP and waived by Assignee, except that HP represents and warrants to Assignee as follows:

               (i) IIL, Glacier, Summit and Global are the owners and holders of the Notes, Security Documents and Related Rights referred to in paragraphs 2(a) through 2(d) above;

               (ii) IIL, Glacier, Summit and Global have the right and authority to transfer the Notes, the Security Documents and Related Rights mentioned in paragraphs 2(a) through 2(d) above; and

               (iii) No part nor the whole of the right, title or interest of IIL, Glacier, Summit or Global or anyone in the Notes, Security Documents and Related Rights mentioned in paragraphs 2(a) through 2(d) above has been previously sold, transferred, encumbered or assigned.

3.       Representations and Warranties and Agreements of Company.

          a. Company represents and warrants to Assignee as follows:

               (i) The unpaid principal balance of each of the Notes and the accrued and unpaid interest thereon as of February 26, 2002 is:
          $12,069,333.31.



                                 Principal         Accrued and Unpaid Interest
                                 Balance           as of February 26, 2002

     IIL Note:               $9,995,450.88               $  57,751.49

     Glacier Note:             $805,132.80                $  4,651.87

     Summit Note:              $394,283.52                $  2,278.08

     Global Note:              $805,132.80                $  4,651.87

               (ii) None of the Notes, the Security Documents, or any rights, title, liens or interests thereunder, has been amended, released or terminated.

          b. Company acknowledges and agrees to the assignment of the Notes, the Security Documents and Related Rights from the Assignors to the Assignee in accordance with the terms and conditions of this Assignment.

     4. Priority. The priority of the liens and security interests in favor of Assignor by reason of any of the Security Documents shall be deemed preserved and maintained in favor of Assignee.

     5. Further Assurances. Assignor hereby agrees to execute and deliver or cause to be executed or delivered hereafter any and all further instruments as Assignee may reasonably require to evidence and vest in Assignee all interests of Assignor in, to and under the Notes, the Security Documents and the Related Rights and all collateral and agreements related thereto.

     6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware.

     7. Severability. This Agreement is intended to be severable. If any term, covenant, condition, or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement.

     8. Counterparts. This Agreement may be executed in counterparts or with detachable signature pages and shall constitute one agreement, binding upon all parties hereto as if all parties signed the same document.

     9. Headings. The headings used in this Agreement are intended solely for the convenience of reference, and should not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions of this Agreement.

     10. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties and supersedes and replaces all prior oral and written agreements with respect to the subject matter hereof. There are no oral agreements between the parties hereto.

                  EXECUTED the day and year first written above.


                                    ASSIGNOR:
                     INFINITY INVESTORS LIMITED, a Nevis West Indies corporation

                     James Loughran, Director

                     GLACIER CAPITAL LIMITED, a Nevis West Indies corporation

                     By:
                         -------------------------------------------------
                     Name:
                           -----------------------------------------------
                     Title:
                            ----------------------------------------------

                     SUMMIT CAPITAL LIMITED, a Nevis West Indies corporation

                     By:
                         -------------------------------------------------
                     Name:
                           -----------------------------------------------
                     Title:
                            ----------------------------------------------

                    GLOBAL GROWTH LIMITED, a Nevis West Indies corporation

                     By:
                         -------------------------------------------------
                     Name:
                           -----------------------------------------------
                     Title:
                            ----------------------------------------------

                     HW Partners, LP

                     By:
                         -------------------------------------------------
                     Name:
                           -----------------------------------------------
                     Title:
                            ----------------------------------------------

                     ASSIGNEE:
                     Lawrence A. Diamant, A Member of
                     Robinson, Diamant & Wolkowitz, A Professional Corporation

                      By
                        ---------------------------------------------------
                         Lawrence A. Diamant
                         As Agent for Various Investors and Assignee


Company acknowledges and agrees to this Assignment as of the day and year first written above.

                                    COMPANY:

                        AURA SYSTEMS, INC.

                      By:
                          -------------------------------------------------
                      Name:
                            -----------------------------------------------
                      Title:
                             ----------------------------------------------



                                   SCHEDULE A

                         SCHEDULE OF SECURITY DOCUMENTS

1. Each Assignor's entire right, title and interest in, to and under that Security Agreement dated February 22, 2000, securing the Assignor's rights and obligations under the Notes.

2. Each Assignor's entire right, title and interest in, to and under that Guaranty Agreement dated February 22, 2000, guaranteeing Company's obligations under the Notes.